Exhibit 3.2

BYLAWS

OF

EQUATOR BEVERAGE COMPANY

(a Delaware corporation)

ARTICLE I — OFFICES

Section 1.1 Registered Office. The registered office of the Corporation in the State of Delaware shall be located at 614 N. DUPONT HWY STE 210, DOVER, DE 19901 and the registered agent at such address shall be URS AGENTS, LLC, or such other office or agent as may be designated from time to time in accordance with the Delaware General Corporation Law.

Section 1.2 Other Offices. The Corporation may have such other offices as the Board determines.

ARTICLE II — STOCKHOLDERS

Section 2.1 Annual Meeting. Annual meetings shall be held as designated by the Board.

Section 2.2 Special Meetings. May be called by Chair, CEO, or Board majority.

Section 2.3 Notice. In accordance with law.

Section 2.4 Quorum. Majority of shares.

Section 2.5 Voting. One vote per share.

Section 2.6 Record Date. As set by Board.

Section 2.7 Remote Meetings. Permitted.

Section 2.8 Advance Notice. 90-120 days required.

Section 2.9 Written Consent. Permitted.

ARTICLE III — BOARD OF DIRECTORS

Section 3.1 Powers. Board manages the Corporation.

Section 3.2 Number. Set by Board.

Section 3.3 Term. One (1) year and until successor.

Section 3.4 Vacancies. Filled by Board.

Section 3.5 Meetings. As determined.

Section 3.6 Quorum. Majority.

Section 3.7 Reliance. Good faith reliance allowed.

Section 3.8 Committees. Including Audit Committee.

ARTICLE IV — OFFICERS

Section 4.1 Officers. CEO, Secretary, CFO.

Section 4.2 Authority. CEO oversees operations; CFO finances; Secretary records.

Section 4.3 Removal. By Board.

ARTICLE V — CAPITAL STOCK

Section 5.1 Single Class. One class of stock.

Section 5.2 Certificates. Optional.

Section 5.3 Transfer. Per law.

Section 5.4 Limitation. No options, warrants, or convertibles.

ARTICLE VI — INDEMNIFICATION

Full indemnification permitted by law.

ARTICLE VII — BOOKS AND RECORDS

Maintain records as required.

ARTICLE VIII — AMENDMENTS

May be amended by Board or stockholders.

ARTICLE IX — GENERAL

Section 9.1 Fiscal Year. December 31.

Section 9.2 SEC Reporting. Required compliance.

Section 9.3 Corporate Seal. Adopted.

Adopted as of: May 1, 2026

EQUATOR BEVERAGE COMPANY

By:	/s/ GLENN SIMPSON
GLENN SIMPSON
Chairman and Chief Executive Officer

Attest:	/s/ DIANE CUDIA

DIANE CUDIA

Secretary